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EXHIBIT 11.1

                                  AVIGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       COMPUTATION OF NET LOSS PER SHARE

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
                                                                         THREE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                      -------------------------
                                                                         1995           1996
                                                                      ----------     ----------
Net Loss............................................................  $ (823,760)    $ (871,814)
                                                                      ==========     ==========
Weighted average common shares outstanding..........................   2,020,635      7,252,584
Shares related to Staff Accounting Bulletin Topic 4D:
  Common Stock......................................................     158,641
  Common Stock Options..............................................     663,135
  Preferred Stock...................................................     502,493
  Common & Preferred Stock Warrants.................................     211,552
                                                                      ----------     ----------
Total shares outstanding for primary and fully diluted net loss per
  share.............................................................   3,556,456      7,252,584
                                                                      ==========     ==========
Net loss per share..................................................  $    (0.23)    $    (0.12)
                                                                      ==========     ==========
Calculation of shares outstanding for computing pro forma net loss per share:
Shares used in computing net loss per share.........................   3,556,456
Adjustment to reflect the effect of the assumed conversion of
  convertible preferred stock from the date of issuance.............   1,853,260
                                                                      ----------
Total shares outstanding for pro forma net loss per share...........   5,409,716
                                                                      ==========
Pro forma net loss per share........................................      $(0.15)
                                                                      ==========
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